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                                                    PricewaterhouseCoopers LLP
                                                    Chartered Accountants
                                                    PO Box 82
                                                    Royal Trust Tower Suite 3000
                                                    Toronto Dominion Centre
                                                    Toronto Ontario
                                                    Canada M5K 1G8
                                                    Telephone +1 416 863 1133
                                                    Facsimile +1 416 365 8215



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



August 9, 2001


Commissioners:

We have read the statements made by Lions Gate Entertainment Corp. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated August 10, 2001, which amends the previous statements made by Lions Gate Entertainment Corp. as part of the Company's Form 8-K report dated August 3, 2001. We agree with the statements concerning our Firm in such amended Form 8-K/A dated August 10, 2001.


Very truly yours,




PricewaterhouseCoopers LLP





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.